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                                                                   Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contract

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22389) of our report dated March 23, 2001, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP

Chicago, Illinois
April 24, 2001

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors of
Kemper Investors Life Insurance Company and
Contracts Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22389) of our report dated February 20, 2001, on our audit of the combined financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account and to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Chicago, Illinois
April 24, 2001